UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Control4 Corporation
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This Schedule 14A filing consists of the following communications relating to the proposed acquisition of Control4 Corporation, a Delaware corporation (“Control4” or the “Company”) by Wirepath Home Systems, LLC, a North Carolina limited liability company (“Parent”) and proposed merger of Control4 with Copper Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated May 8, 2019, by and among the Company, Parent and Merger Sub.

(i)                                     Communication to dealer channel from SVP, Worldwide Sales; and

(ii)                                  Communication to development partners from VP, Business Development.

Each item above was first used or made available on May 9, 2019.

The press release referred to in the communications included herein is filed as Exhibit 99.2 to the Report on Form 8-K filed by Control4 Corporation on May 9, 2019.

Everyone,

I hope you have seen the announcement from this morning. If not, you can read about it here. I want to convey my support and communicate how we plan to drive this merger together successfully. We believe this will be a terrific merger of two industry-leading complementary businesses, comprised of excellent people and technologies.

As stated by Martin and John, the vision is clear — better solutions, better service, better opportunities. We are committed to making this happen through the combined company following this merger. As you have seen by our actions as separate companies, we are each steadfastly committed to the dealer channel and your business. As a larger, merged company, with more complementary products to offer, that commitment will get stronger. We look forward to that journey, together.

For now, we stay the course. We will support you today, the same as yesterday. We are as committed to your business this week as we are into the future. We know what it takes for a business like yours to be successful and what it means to be in this family. Once consummated, this merger will not diminish our collective high standards of what it means to be a Control4 dealer. Those wanting to join this family will be held to the same high standards. We grow this business and our industry by expecting more of ourselves and our collective output, not less. Together, we can meet, and raise, those expectations!

Thank you for your commitment and support. We recognize that and are humbled by it.

B

Additional FAQ

With this merger, will you lower the certification requirements for Control4 Dealers?

The Control4 Certification requirements have been developed to address the business and technical competencies required to install, manage, and support smart homes. This merger will not remove those realities. We intend to maintain our high certification standards for those businesses installing and supporting Control4 Smart Homes.

Is the Control4 brand going away?

Control4 has developed a strong reputation among consumers, dealers, industry professionals, and the press. We intend to maintain that strength as a joint company following the closing. We anticipate that the Control4 brand will continue in the marketplace for the foreseeable future.

Is this a merging of two companies?

Both companies consider this transaction a merger of SnapAV and Control4, two similarly-sized industry-leading businesses. The leaders of both companies believe that the combination of people, resources, and capabilities will enable them to deliver better solutions to the market.

Following the closing (expected in the second half of 2019), John Heyman, the CEO of SnapAV, will serve as CEO of the combined business. The new management team will be a combination of existing leaders from both companies. Upon close of the transaction, the intended plan is that Martin Plaehn, the CEO of Control4, will join the Board of Directors of the combined company and will be available on an advisory basis.

How does this change the way I do business with Control4 and SnapAV today?

It does not. You should continue doing business with Control4 and/or SnapAV as separate companies in the same way you are accustomed — adhering to the same processes, requirements, certifications, etc., that have historically been needed. Once the deal is closed, Control4 and SnapAV will implement a thorough integration process that will bring together the best of both companies to serve integrators, end consumers and the industry.

Additional Information about the Proposed Merger Transaction and Where to Find It

This communication relates to the proposed merger transaction involving Control4 and may be deemed to be solicitation material in respect of the proposed merger transaction involving Control4. In connection with the proposed merger transaction, Control4 will file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Control4 may file with the SEC and or send to Control4’s stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF CONTROL4 ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CONTROL4, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by Control4 with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Control4 with the SEC will also be available free of charge on Control4’s website at www.Control4.com, or by contacting Control4’s Investor Relations contact at the Blueshirt Group, LLC at (415) 217-2632. Control4 and its directors and certain of its executive officers may be considered participants in the solicitation of proxies from Control4’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of Control4 is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 11, 2019, its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 20, 2019 and in subsequent documents filed with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4’s business and financial outlook and the structure, timing and completion of the proposed transaction. All statements other than statements of historical fact contained in this communication are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with Control4’s ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; and (iv) those risks detailed in Control4’s most recent Annual Report on Form 10-K, and subsequent filings with the SEC in connection with the proposed transaction, as well as other reports and documents that may be filed by Control4 from time to time with the SEC. Past performance is not necessarily indicative of future results. The forward-looking statements included in this communication represent Control4’s views as of the date of this communication. Control4 anticipates that subsequent events and developments may cause its views to change. Control4 has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of this communication.

Dear Ecosystem Partners:

Earlier today we announced that Control4 has entered into a definitive agreement to merge with SnapAV. Our press release announcing this development can be found here. We are very excited about this combination and believe that Control4 and SnapAV will be better together for your business!

Strategically, Control4 believes the combined organization will deliver more value to the pro-integrator channel and to end-customers. We believe that the combined company will provide:

•                  Better Service: In the past year the companies won a combined 22 “Quest for Quality” awards, demonstrating world-class service and support. Together we will provide industry leading e-commerce experience, global distribution, and service tools (e.g., remote configuration and management) that work together to enable professional integrators to save time, money, and deliver fantastic solutions. Combined, we have an extensive understanding of the industry and proven dedication towards making integrators’ lives easier and their businesses more effective and efficient.

•                  Better Solutions: We plan to provide a one-stop shop for an expansive product portfolio for custom smart home, control, and automation solutions. The combination of two complementary product portfolios that integrate industry-leading capabilities will allow the delivery of seamless and reliable experiences and bring the connected home to life in even more sophisticated ways.

•                  Better Opportunities: By combining the talent of 1,200+ employees, cutting-edge technologies, industry-leading products (including third party products), value-add programs, and the financial resources to invest and deliver comprehensively we will empower our teams and professional integrators to expand and improve solution sets and to grow business.

Operationally, between today and the close of the transaction (expected to take place in the second half of 2019), Control4 and SnapAV must operate as separate and independent companies.  Control4 will continue to work toward our stated operating priorities and imperatives with continued focus, expert skill, and excitement. All of our Control4, Pakedge, and Triad products continue, our sales and support continue, and our continued R&D investments to deliver innovative, compelling products in 2019 and beyond continue. Likewise, our third-party ecosystem partnerships and device integrations through Simple Device Discovery Protocol and our Connects with Control4 certification program continue, so for our ecosystem partners business continues as usual.

After closing, Control4 and SnapAV can pool efforts to engage, interact, and support our extensive partner ecosystem even better. The envisioned combination with SnapAV is about doing more. Where we have similar product and technology initiatives, pooling our resources to support and advance them together makes great sense.

Logistically, after the transaction is approved by our stockholders, all required regulatory approvals are obtained and all other closing conditions are satisfied, the transaction will close. Upon closing, the newly combined company will be led by John Heyman (SnapAV’s CEO) and an executive team made up of leaders from both SnapAV and Control4. Martin Plaehn will join the Board of Directors of the combined company and will provide strategic advice and oversight from that role and perspective.

We believe the connected home and business opportunities in front of us all are vast, expanding, and durable. The next chapter of our business along with our counterparts from SnapAV should be very exciting and beneficial to our broad professional ecosystem of integrators, distributors, and partners.

I thank you for your partnership and for the contributions you have made to the Control4 platform and ecosystem. We look forward to—with you—creating more industry leading solutions, extending our connected-home platform further, and increasing our concentrated focus on the professional integrator channel.

Sincerely,

Noel Gouff

Vice President Business Development, Control4 Corporation

FAQs

General Questions

Who is SnapAV?

SnapAV is a manufacturer and primary source of A/V, surveillance, networking and remote management products for professional integrators. SnapAV is dedicated to the success of the industry and provides a wide range of high-quality products — including third party brands — that are easily accessible through an intuitive website and local distribution. Backed by award-winning service and support, the company’s focus is on making integrators’ lives easier and their businesses more efficient.

Why are Control4 and SnapAV doing this?

Control4 and SnapAV have strong, similar corporate cultures centered on quality, service, and innovation.  Additionally, Control4 and SnapAV both have a deep understanding of the custom installation industry and are dedicated to making professional integrators’ and end consumers’ lives easier. By merging, SnapAV and Control4 can combine the talent of their collective 1,200+ employees, cutting-edge technologies, market-leading solutions, exceptional interoperability and channel platform, global distribution and financial resources to deliver better service and better solutions to the market — enabling integrators to better serve their customers and the growing global demand for connected homes and businesses.

How does this impact Control4 and SnapAV today?

Prior to close, nothing is changing for either company’s integrators, end consumers, suppliers, partners, or employees. The transaction close is expected to occur in the second half of 2019. To get to close, the transaction is subject to shareholder approval, regulatory approvals and other customary conditions. There will be limited interaction between Control4 and SnapAV after announcement and prior to close of the transaction, and both companies will continue to operate independently during that period.

Next?

Until close SnapAV and Control4 will continue to operate independently. Because Control4 is a public company, it must receive approval from shareholders, and the transaction is subject to regulatory approvals and other customary conditions. We anticipate closing the transaction sometime in the second half of 2019. At that time, we will work to bring the companies together as one.

Due to government regulations, we do not plan on providing updates on the status of the merger until closing. During this process SnapAV and Control4 will continue to operate separately.

Ecosystem Partners

How does this impact the way my company does business with Control4 in the short-term?

Prior to the close of the acquisition, Control4 will operate as usual. This is only an announcement of the definitive agreement to merge with SnapAV and we expect the transaction to close in the second half of 2019. Once the deal is closed, we will work together to determine the best way to move forward with each relationship and agreement.

Will my product integration with Control4’s platform be changed in any way?

We anticipate no disruption to the way you do business with Control4. Control4 and SnapAV’s respective core belief is to put our customers first. Both companies believe that choice through broad ecosystem interoperability is good for customers.

Through this combination, will Control4’s platform be extended to SnapAV’s integrators?

Nothing changes for now. Integrators will continue doing business with Control4 and SnapAV in the same way they are accustomed — adhering to the same requirements, certifications, etc., that have historically been needed. Once the deal is closed, Control4 and SnapAV will implement a thorough integration process that will bring together the best of both companies to serve integrators, end consumers and the industry including collaboration with partners.

Will Control4’s driver certification criteria change because of this combination?

There will be no changes prior to closing. After the transaction closes, Control4 and SnapAV will adopt the best solutions and processes from each company; however, we do not anticipate fundamental changes to Control4’s Simple Device Discovery Protocol (SDDP) or the Connects with Control4 driver certification program.

Additional Information about the Proposed Merger Transaction and Where to Find It

This communication relates to the proposed merger transaction involving Control4 and may be deemed to be solicitation material in respect of the proposed merger transaction involving Control4. In connection with the proposed merger transaction, Control4 will file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Control4 may file with the SEC and or send to Control4’s stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF CONTROL4 ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CONTROL4, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by Control4 with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Control4 with the SEC will also be available free of charge on Control4’s website at www.Control4.com, or by contacting Control4’s Investor Relations contact at the Blueshirt Group, LLC at (415) 217-2632. Control4 and its directors and certain of its executive officers may be considered participants in the solicitation of proxies from Control4’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of Control4 is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 11, 2019, its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 20, 2019 and in subsequent documents filed with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4’s business and financial outlook and the structure, timing and completion of the proposed transaction. All statements other than statements of historical fact contained in this communication are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with Control4’s ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; and (iv) those risks detailed in Control4’s most recent Annual Report on Form 10-K, and subsequent filings with the SEC in connection with the proposed transaction, as well as other reports and documents that may be filed by Control4 from time to time with the SEC. Past performance is not necessarily indicative of future results. The forward-looking statements included in this communication represent Control4’s views as of the date of this communication. Control4 anticipates that subsequent events and developments may cause its views to change. Control4 has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of this communication